Exhibit 4.2

FORBES ENERGY SERVICES LTD.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of    , 2019

$

5.00% Subordinated Convertible PIK Notes due 2020

FORBES ENERGY SERVICES LTD.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT

OF 1939 AND INDENTURE, DATED AS OF                , 2019

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	6.08
	(a)(2)	6.08
	(b)	6.09
312	(a)	7.01
	(c)	7.02
313	(a)	7.03
	(c)	7.03
314	(a)(4)	10.08 (ii)
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02
315	(a)	6.01(i)
	(b)	6.02
	(c)	6.01(ii)
	(d)	6.01(iii), 6.03
316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(b)	5.08
	(c)	1.04(iv)
317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
318	(a)	1.11

i

SCHEDULE, ANNEX, APPENDIX & EXHIBITS

Exhibit A — Form of Note

INDENTURE, dated as of            ,        (this “Indenture”), among FORBES ENERGY SERVICES LTD., a Delaware corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (together with its successors and assigns, in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.00% Subordinated Convertible PIK Notes due 2020 (the “Notes”), initially in an aggregate principal amount of $                 (the “Initial Notes”), plus Notes representing paid in kind (“PIK”) interest as set forth herein and to provide therefor, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(ii)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 3.11, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(iii)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(iv)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(v)    the word “or” is not exclusive;

(vi)    “including” means including without limitation;

(vii)    all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(viii)    all references to the date the Notes were originally issued shall refer to the Issuance Date; and

(ix)    provisions of this Indenture apply to successive events and transactions.

“ABL Facility” means the senior secured asset-based revolving credit facility provided pursuant to that certain Credit Agreement, dated as of November 16, 2018 and as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, by and among Forbes and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto and Regions Bank, as administrative agent.

“Act” when used with respect to any Holder, means any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders, that is embodied in and evidenced by one or more instruments of substantially similar tenor signed by Holders in person or by agents duly appointed in writing; except as otherwise expressly provided in the Indenture, such actions becoming effective when such instruments are delivered to the Trustee and, where it is expressly required, to the Company.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Paying Agent, Authenticating Agent, Conversion Agent and Note Registrar under this Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 3.03.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person or any committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the place of payment are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(i)     any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding voting power of all classes of the Company’s Voting Stock;

(ii)     there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

(iii)     the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; and

(iv)     the Company is liquidated or dissolved or holders of the Company’s capital stock approve any plan or proposal for the Company’s liquidation or dissolution.

“Change of Control Conversion Date” means the date of the mandatory conversion of the Notes upon a Change of Control, as determined by the Company, which date shall be no earlier than 20 days and no later than 35 days from the date notice thereof is sent to Holders.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Forbes Energy Services Ltd., until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, or any Vice President and delivered to the Trustee.

“Conversion Agent” means any office or agency (including the Company acting as Conversion Agent) where the Notes may be presented for conversion.

“Conversion Date” has the meaning specified in Section 14.01 of this Indenture.

“Conversion Notice” has the meaning specified in Section 14.03 of this Indenture.

“Conversion Rate” has the meaning specified in Section 14.01 of this Indenture.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 15950 N. Dallas Parkway, Suite 550, Dallas, TX 75248, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note issued pursuant to the terms of this Indenture that is not a Global Note.

“Depository” means The Depository Trust Company, its nominees and successors.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means fair market value as determined by (A) in the case of a Marketed Public Offering, the offering price per share paid by public investors in the Marketed Public Offering, (B) in the case of a Change of Control, the value of the consideration paid per share by the acquirer in the Change of Control transaction, or (C) in the case of mandatory conversion at the Maturity Date (or such earlier date as the Company shall elect to redeem the Notes), such value as shall be determined by a nationally recognized investment banking firm engaged by the Board of Directors of the Company for the purposes of calculating the Conversion Rate.

“FES LLC” means Forbes Energy Services LLC, a Delaware limited liability company.

“Global Notes” means one or more permanent global Notes in definitive, fully registered form.

“Holder” means the Person in whose name a Note is registered on the books of the Note Registrar.

“Indenture” means this Indenture between the Company and the Trustee dated as of the date hereof, as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of this Indenture.

“Initial Notes” has the meaning specified in the recitals to this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Issuance Date” means the closing date for the sale and original issuance of the Initial Notes hereunder.

“Marketed Public Offering” means the consummation of the first underwritten public offering of common equity of the Company resulting in the listing of the Company’s Common Stock on a national securities exchange.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

“Maturity Date” means                .

“National Securities Exchange” means the New York Stock Exchange, NYSE Amex, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Notes” means any Notes authenticated and delivered under the Indenture. For purposes of the Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Interest paid in accordance with the terms of the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note, or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, whom must be the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, or any Vice President, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with, and shall include: (i) a statement that such individual signing such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; (iii) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee complying with the requirements of Section 1.02. Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)     Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)     Notes, or portions thereof, for whose payment or redemption money or shares of the Company’s Common Stock in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)     Notes paid pursuant to Section 3.06 in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.01, the Trustee, shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Holder” means (i) Ascribe Capital LLC, FMR LLC, Courage Capital Management, LLC, Pacific Investment Management Company LLC, Phoenix Investment Adviser LLC, and Solace Capital Partners, L.P. and any of their respective Affiliates or any successor thereto, and (ii) any officer, director, employee, partner, member, manager or stockholder of the manager or general partner of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK” has the meaning set forth in the recitals to this Indenture.

“PIK Interest” means interest on the Notes payable by increasing the principal amount of the Notes or by issuing PIK Notes.

“PIK Notes” means additional Notes issued under the Indenture on the same terms and conditions as the Notes originally issued on the date hereof in connection with the payment of PIK Interest. For the avoidance of doubt, the term “PIK Notes” shall not include any increases to the principal amount of the outstanding Global Notes as a result of a payment of PIK Interest.

“PIK Payment” means a payment of PIK Interest in an aggregate amount equal to the amount of interest that would be payable on the Notes if such interest were paid in cash, by increasing the principal amount of the Notes or issuing Notes.

“Prospectus” means the prospectus dated            ,        , as supplemented by any prospectus supplement, relating to the Rights Offering.

“Ranking Junior to the Notes”, when used with respect to any Obligation of the Company, means any Obligation of the Company which (a) ranks junior to and not equally with or prior to the Notes in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 12.01, and (b) is specifically designated as ranking junior to the Notes by express provisions in the instrument creating or evidencing such obligation. The securing of any Obligations of the Company, otherwise Ranking Junior to the Notes, is not deemed to prevent such Obligations from constituting obligations Ranking Junior to the Notes.

“Ranking on a Parity with the Notes”, when used with respect to any Obligation of the Company, means any Obligation of the Company which (a) ranks equally with and not prior to the Notes in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 12.01, and (b) is specifically designated as ranking on a parity with the Notes by express provision in the instrument creating or evidencing such Obligation. The securing of any Obligations of the Company, otherwise Ranking on a Parity with the Notes, is not deemed to prevent such Obligations from constituting obligations Ranking on a Parity with the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the                or                (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of this Indenture.

“Rights Offering” means the offering made to holders of the Company’s Common Stock of subscription rights to purchase the Notes pursuant to the Prospectus.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means (i) the Obligations under the Term Loan Facility and ABL Facility and (ii) any other indebtedness permitted to be incurred by the Company under the terms of this Indenture that is senior to the Notes.

“Settlement” has the meaning specified in Section 14.03 of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Term Loan Facility” means the loans provided pursuant to that certain Loan and Security Agreement, dated as of April 13, 2017 and amended as of November 16, 2018 and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, by and among FES LLC, as borrower, Forbes and certain subsidiaries of FES LLC, as guarantors, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as amended and in force on the date as of which this Indenture was executed, except as provided in Section 9.05 hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)    a statement that each individual signing such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of each such individual or such firm, such individual or firm has made such examination or investigation as is necessary to enable such individual or firm to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.03 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 ACTS OF HOLDERS.

(i)    Proof of execution of any Act shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(ii)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(iii)    The principal amount (including, for the avoidance of doubt, any increases in principal as a result of a PIK Payment of PIK Interest) and serial and/or CUSIP numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(iv)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 3.16(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 3.06) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

Without limiting the generality of the foregoing, a Holder, including the Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by the Holders.

Section 1.05 NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)    the Trustee by any Holder or by the Company or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing (which may be via facsimile or any other electronic means that the Trustee agrees to accept), to or with the Trustee and received at its Corporate Trust Office, Attention: Forbes Energy Notes Administrator, or

(b)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing (which may include via facsimile), or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods: provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions as required or permitted by this Indenture, then the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06 NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, by email or such other applicable customary procedures of the Depository, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, whether so expressed or not.

Section 1.09 SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Agent and their successors hereunder and each of the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

Section 1.12 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, any Redemption Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

Section 1.13 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, OR STOCKHOLDERS.

No director, officer, employee, incorporator or stockholders, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 1.14 COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE 2.

NOTE FORMS

Section 2.01 FORMS GENERALLY.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture.

ARTICLE 3.

THE NOTES

Section 3.01 TITLE AND TERMS.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any PIK Notes or additional Notes issued under this Indenture are issued in accordance with Section 3.03 hereof, as part of the same series as the Initial Notes, form a single class with the Initial Notes and shall have the same terms as to status, redemption, conversion or otherwise as the Initial Notes.

The Notes shall be known and designated as the “5.00% Subordinated Convertible PIK Notes due 2020” of the Company. The Stated Maturity of the Notes shall be                 . Interest on the Notes will be payable semi-annually in arrears on                and                of each year, starting on                , to holders of record at the close of business on the preceding                and                , respectively, with all interest payments being PIK Interest at a rate of 5.0% per annum. In connection with the payment of PIK Interest in respect of the Notes, on each Interest Payment Date, the Company is entitled to, without the consent of the Holders, (a) in the case of Global Notes increase the outstanding principal amount of the Global Notes or (b) in the case of Definitive Notes, issue additional PIK Notes under this Indenture on the same terms and conditions as the Initial Notes. PIK Notes shall be convertible into Common Stock at the same Conversion Rate as the Notes as provided in Article Fourteen hereof. Interest will accrue on the Notes from and including the Issuance Date (or, with respect to any PIK Note, such later date of issuance of such PIK Note) or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand in the form of Common Stock as provided in Article Fourteen hereof.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

The Notes shall be convertible into Common Stock pursuant to Article Fourteen.

The Notes shall be redeemable as provided in Article Eleven and in the Notes.

Section 3.02 DENOMINATIONS.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $100.00 and an integral multiples of $100.00 in excess thereof; provided the PIK Notes will be issued in minimum denominations of $1.00 and integral multiples of $1.00, and thereafter, the minimum denomination of the Notes will be $1.00 and integral multiples of $1.00 in excess thereof.

Section 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Notes shall be executed on behalf of the Company by an Officer. The signature of an Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized Officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

On or prior to the Issuance Date, the Company shall deliver the Initial Notes in an aggregate principal amount not to exceed                      ($            ) executed by the Company to the Trustee for authentication, together with a Company Order directing the Trustee to authenticate the Initial Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On each Interest Payment Date, (a) in the case of Global Notes, the Trustee, upon receipt of a Company Order, shall increase the principal amount of any such Global Note by an amount equal to the interest payable, rounded up to the nearest $1, for the relevant interest period on the principal amount of such Global Note as of the relevant Regular Record Date for such Interest Payment Date, to be allocated for the credit of the Holders on such Regular Record Date, pro rata in accordance with their interests and subject to the procedures of the Depository, and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, as applicable, to reflect such increase, and (b) in the case of Definitive Notes, the Company shall deliver PIK Notes in the applicable principal amount executed by the Company to the Trustee for authentication, directing the Trustee to authenticate such PIK Notes and certifying that all conditions precedent to the issuance of such PIK Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such PIK Notes. In each case, the Trustee shall be entitled to receive a Company Order, an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated, the applicable CUSIP number, if any, and the date on which the original issue of Notes or PIK Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An Authenticating Agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 3.04 TEMPORARY NOTES.

Pending the preparation of certificates representing Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 3.05 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. The Trustee is hereby initially appointed to act as the Paying Agent and the Conversion Agent.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. The Trustee shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive and the Notes to be exchanged shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or Section 9.06, not involving any transfer.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Each holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note by such Holder in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Neither the Trustee nor any Agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depository.

Section 3.06 MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity bond, in each case, as may be required by them to save each of them and any Authenticating Agent harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Note which is payable, and is punctually paid or duly provided for as set forth in the following paragraph, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02.

On each Interest Payment Date the Company will issue and deliver PIK Notes representing the amount of the PIK Interest, rounded up to the nearest whole dollar, to the Holder entitled to such payment of PIK Interest. On any Interest Payment Date on which the Company makes a PIK Payment with respect to a Global Note, the Trustee will increase the principal amount of such Global Note by an amount equal to the interest payable as PIK Interest, rounded up to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note as of the relevant record date for such Interest Payment Date, to the credit of the Holder on such record date and an adjustment will be made on the books and records of the Trustee with respect to such Global Note to reflect such increase.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08 PERSONS DEEMED OWNERS.

Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 CANCELLATION.

All Notes surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption, conversion or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 3.09. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and certification of the destruction of all canceled Notes will be delivered to the Company, at the Company’s written request.

Section 3.10 COMPUTATION OF INTEREST.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP NUMBERS.

The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

Section 3.12 ISSUANCE OF PIK NOTES.

The Initial Notes and any PIK Notes issued after the Issuance Date shall be treated as a single class for all purposes under this Indenture.

Section 3.13 CALCULATION OF PRINCIPAL AMOUNT OF NOTES.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then Outstanding.

ARTICLE 4.

[RESERVED]

ARTICLE 5.

REMEDIES

Section 5.01 EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)    the Company’s failure to pay in cash or in shares of the Company’s Common Stock at the Company’s election the principal of or premium, if any, on any Note when due, whether at maturity, on a Redemption Date, upon the consummation of a Marketed Public Offering, on a Change of Control Conversion Date with respect to a Change of Control or otherwise;

(ii)    the Company’s failure to pay in cash or in shares of the Company’s Common Stock at the Company’s election an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

(iii)    the Company’s failure to timely provide notice with respect to any conversion or redemption of the Notes;

(iv)    the Company’s failure to comply with any other term, covenant or agreement contained in the Notes or this Indenture, if the failure is not cured within 60 days after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the applicable Notes then outstanding, in accordance with this Indenture;

(v)    a default by the Company or any of its subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $5.0 million or more, or acceleration of the Company’s or its subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that, in either such event, it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with this Indenture;

(vi)    failure by the Company or any of its Subsidiaries, within 45 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds $5.0 million, which are not stayed on appeal;

(vii)    the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of the United States Bankruptcy Code: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; and

(viii)    a court of competent jurisdiction enters an order or decree under any bankruptcy code that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries.

Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default, other than an Event of Default specified in Section 5.01(vii) or 5.01(viii), occurs and is continuing, either the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may declare the principal of, (and premium, if any) and accrued and unpaid interest on, all the then Outstanding Notes to be immediately due and payable. In the case of an Event of Default specified in Section 5.01(vii) or 5.01(viii) occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, all the Notes shall automatically become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Trustee, may rescind and annul such declaration and its consequences if

(i)    the rescission would not conflict with any order or decree;

(ii)    all Events of Default, other than the non-payment of accelerated principal of (or premium, if any, on) or interest, have been cured or waived; and

(iii)    all amounts due to the Trustee are paid.

The Trustee is not obligated to exercise any of its rights or powers at the request or demand of the Holders, unless the Holders have offered to the Trustee security or indemnity that is satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand. Subject to applicable law and the Trustee’s rights to indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

If an Event of Default specified in Section 5.01(i) or 5.01(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid (and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights or any proper remedy, subject however to Section 5.13. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)    to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

Section 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06 APPLICATION OF MONEY AND PROPERTY COLLECTED.

Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

Section 5.07 LIMITATION ON SUITS.

No Holder of any Notes shall have any right to institute any proceeding with respect to its rights, or for the appointment of a receiver or a Trustee, or for any other remedy hereunder, unless

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)    such Holder or Holders have offered and, if requested, provided to the Trustee indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request; and

(d)    the Trustee fails to comply with the request within 60 days after the Trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a Holder to enforce: the Conversion of that Holder’s Notes into shares of Common Stock of the Company after the Maturity Date, following the date of effectiveness of a Marketed Public Offering or on any Change of Control Conversion Date.

A Holder may not use this Indenture to prejudice the rights of another Holder to obtain a preference or priority over another Holder.

Section 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 CONTROL BY HOLDERS.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that:

(a)    such direction shall not be in conflict with any rule of law or with this Indenture,

(b)    the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unjustly prejudicial to such Holders); and

(c)    subject to the provisions of Section 3.15 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 WAIVER OF PAST DEFAULTS.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may by notice to the Trustee waive any past Default or Event of Default and its consequences under this Indenture other than a Default or Event of Default:

(i)    in the payment of principal of, premium, if any, or interest on, any Note or in the payment of the Redemption Price;

(ii)    arising from the Company’s failure to convert or redeem any Note in accordance with this Indenture; or

(iii)    in respect of any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

The Company will promptly notify the Trustee in writing upon its becoming aware of the occurrence of any Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to furnish to the Trustee, on an annual basis within

180 days after                in any year, beginning                , a written certificate by the Company’s Officers stating whether they have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes and describing any such Default or Event of Default. If a Default or Event of Default has occurred and the Trustee has received notice of the Default or Event of Default in accordance with this Indenture, the Trustee must mail to each registered Holder of applicable Notes a notice of the Default or Event of Default within 90 days after receipt of the notice. However, the Trustee need not mail the notice if the Default or Event of Default:

(a)    has been cured or waived; or

(b)    is not in the payment or delivery of any amounts due (including upon conversion or redemption) with respect to any Note and the Trustee in good faith determines that withholding the notice is in the best interests of holders.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14 WAIVER OF STAY OR EXTENSION LAWS.

Each of the Company and any other obligors upon the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

ARTICLE 6.

THE TRUSTEE

Section 6.01 CERTAIN DUTIES AND RESPONSIBILITIES.

(i)    Except during the continuance of an Event of Default,

(a)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)    in the absence of bad faith or willful misconduct on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(ii)    In case an Event of Default has occurred and is continuing of which written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(iii)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

(a)    this paragraph (iii) shall not be construed to limit the effect of paragraph (i) of this Section 6.01;

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a final and non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(iv)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(v)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(vi)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default or fact or event which might require the Trustee to take any action or give any notice unless it has received written notice from the Company, any other obligor of the Notes or any Holder of the circumstances constituting the same and stating so in such written notification thereof.

(vii)    The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten. Delivery of reports, information and documents to the Trustee is for information purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely on Officers’ Certificates.

(viii)    Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 6.02 NOTICE OF DEFAULTS.

Within 90 days after the receipt of written notice from the Company, any other obligor of the Notes or any Holder of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), mail notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived or, is not in the payment or delivery of any amounts due (including upon conversion) with respect to any Note and the Trustee in good faith determines that withholding notice is in the best interests of the Holders. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of such Notes.

Section 6.03 CERTAIN RIGHTS OF TRUSTEE.

(i)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(ii)    Subject to the provisions of TIA Sections 315(a) through 315(d):

(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate or an Opinion of Counsel, or both;

(d)    the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(iii)    The Trustee shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(iv)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(v)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(vi)    The Trustee may make a written request that the Company deliver to the Trustee within five Business Days a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(vii)    Unless otherwise required by applicable law, the Trustee shall not have any duty (1) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein, or see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (2) to see to any insurance.

(viii)    Unless otherwise required by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

Section 6.04 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05 MAY HOLD NOTES.

The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other Agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other Agent; provided however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

Section 6.06 MONEY HELD IN TRUST.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07 COMPENSATION AND REIMBURSEMENT.

(i)    The Company agrees to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)    The Company agrees, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, professional advisers and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence, as determined in a final and non-appealable decision of a court of competent jurisdiction; and

(iii)    The Company agrees to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without willful misconduct or negligence on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this Indenture, the Notes or the trust created hereby, including the reasonable costs and expenses of defending itself against any claim (regardless of whether such claim is asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(vii) or (viii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a), and which shall have a combined capital and surplus of at least $100,000,000 (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a combined capital and surplus of at least $100,000,000). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(i)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 6.09.

(ii)    The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(iii)    The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(iv)    If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(v)    If at any time:

(a)    the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(b)    the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(c)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(vi)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of the Board of Directors of the Company, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(vii)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 7.

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

The Company will furnish or cause to be furnished to the Trustee

(i)    semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(ii)    at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in paragraph (i) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

Section 7.02 DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder, by receiving and holding Notes, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.03 REPORTS BY TRUSTEE.

Within 60 days after February 15 of each year commencing with February 15, 2020 , the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such reporting date if required by TIA Section 313(a).

ARTICLE 8.

[RESERVED]

ARTICLE 9.

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without notice to or the consent of any Holder, the Company and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Notes, in form satisfactory to the Trustee, for any of the following purposes to:

(a)    [Reserved];

(b)    make adjustments in accordance with this Indenture to the right to convert the Notes upon certain reclassifications in its Common Stock;

(c)    add guarantees with respect to, or secure its obligations in respect of, the Notes;

(d)    add to its covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(e)    cure any ambiguity, defect, omission or inconsistency in this Indenture;

(f)    comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act as in effect on the date on which this Indenture is qualified thereunder;

(g)    provide for the issuance of PIK Notes or the increase of the principal amount of the Notes to pay PIK Interest in accordance with the terms of this Indenture;

(h)    make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

(i)    provide for the appointment of a successor Trustee, Note Registrar, Paying Agent, or Conversion Agent;

(j)    comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder; or

(k)    to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Prospectus to the extent that such provision in the “Description of the Notes” was intended (as evidenced by an Officer’s Certificate of the Company) to be a verbatim recitation of a provision of this Indenture or the Notes.

Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes voting as a single class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereunder or thereunder or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes voting as a single class; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder):

(i)    change the stated maturity of the principal of, or the payment date of any installment of interest on, or any additional amounts with respect to, any Note;

(ii)    reduce the principal amount of, or any premium or interest on, any Note;

(iii)    change the manner, consideration or currency of payment of principal of, or any premium or interest on, any Note;

(iv)    impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Note;

(v)    modify, in a manner adverse to the Holders, the provisions of this Indenture relating to the calculation of the Redemption Price or the Company’s obligation to pay the Redemption Price when due;

(vi)    modify the ranking provisions of this Indenture relative to other indebtedness of the Company in a manner adverse to the Holders;

(vii)    reduce the percentage in aggregate principal amount of Outstanding Notes whose Holders must consent to a modification or amendment of this Indenture or the Notes;

(viii)    reduce the percentage in aggregate principal amount of Outstanding Notes whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Notes or a waiver of any Default or Event of Default; or

(ix)    modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, with respect to such Opinion of Counsel, that such amended or supplemental indenture is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary conditions). The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, privileges, protections, indemnities or immunities under this Indenture or otherwise.

Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 9.02).

Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, upon receipt of a Company Order in exchange for Outstanding Notes.

Failure to make the appropriate notation or issue a new Note in accordance with this Section will not affect the validity and effect of such supplemental indenture.

Section 9.07 NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 10.

COVENANTS

Section 10.01 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest (including PIK Interest), on the Notes in accordance with the terms of the Notes and this Indenture. Principal shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, as of 10:00 a.m., New York City time on that date U.S. legal tender designated for and sufficient to pay such principal or interest then due, or the Company consummates the conversion of Notes in accordance with Article 14 by such date. PIK Interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to authenticate and deliver PIK Notes or increase the principal amount of the applicable Global Notes, in each case in an amount equal to the amount of the applicable PIK Interest.

Section 10.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented for payment or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its Agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03 MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time elect to make cash payments in respect of principal of (or premium, if any) or cash interest, if any, on any of the Notes, and the Company at such time is acting as its own Paying Agent, the Company shall segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay in cash the principal of (or premium, if any) or cash interest so becoming due until such sums shall be paid in cash to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company elects to make cash payments in respect of principal of (or premium, if any) or cash interest, if any, on any of the Notes, and at such time has appointed one or more Paying Agents for the Notes, the Company will, on or before each due date of the principal of (premium, if any) or cash interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)    give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(c)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the written request and expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 CORPORATE EXISTENCE.

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

Section 10.05 PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary prior to the date on which material penalties attach thereto and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate accruals, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 10.06 MAINTENANCE OF PROPERTIES.

The Company will cause all material properties owned by the Company or used or held for use in the conduct of its business to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not adverse in any material respect to the Holders.

Section 10.07 COMPLIANCE WITH LAWS.

The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as may be contested in good faith or as to which a bona fide dispute may exist and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 10.08 NOTICES TO THE TRUSTEE

(i)    Beginning                , the Company shall provide prompt written notice to the Trustee of any change to its fiscal year, which as of the date hereof ends on                .

(ii)    When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to indebtedness in the principal amount of less than $5.0 million), the Company shall notify the Trustee in writing of such event, notice or other action within five Business Days of its occurrence. The Company shall furnish to the Trustee, not less than annually, an Officers’ Certificate certifying that, to the knowledge of the Company, it is in compliance with all conditions and covenants under the Indenture.

Section 10.09 COMMISSION REPORTS AND REPORTS TO HOLDERS.

The Company will deliver to the Trustee (without exhibits), within 15 days after it is required to file them with the Commission copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form); and (D) any other information, documents and other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file such reports with the Commission or if the Commission does not permit such filing, the Company shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time the Company would have been required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall be deemed to have furnished the reports, documents and information referred to above to the Trustee, the Holders and/or the prospective purchasers of the Notes, if the Company has filed such reports, documents or information with the Commission via the EDGAR filing system (or any successor system) and/or posted such reports, documents or information on the Company’s website and such reports, documents and information are publicly available. Without limiting the effect of the preceding sentence, the Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on the Company’s website or the Commission’s EDGAR service, or to collect any such information from the Company’s website or the Commission’s EDGAR service. The

Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated hereunder.

ARTICLE 11.

REDEMPTION OR REPURCHASE OF NOTES

Section 11.01 OPTIONAL REDEMPTION.

The Company may redeem the Notes, in whole or from time to time in part, at its option at a Redemption Price equal to the sum of (i) 100.0% of the principal amount of the Notes to be redeemed and (ii) accrued and unpaid interest thereon to, but excluding, the Redemption Date, which amounts may be payable in cash or in shares of the Company’s Common Stock, calculated pursuant to Section 14.01 hereto.

Section 11.02 APPLICABILITY OF ARTICLE.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article.

Section 11.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution of the Board of Directors of the Company. In case of any redemption at the election of the Company, the Company shall, at least 3 Business Days prior to the date notice is required to be sent to Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed, and of the principal amount of Notes to be redeemed.

Section 11.04 NOTICE OF REDEMPTION.

Notice of redemption shall be given by the Company in the manner provided for in Section 1.06 at least 10 but not more than 60 days prior to the Redemption Date, to each Holder to be redeemed at such Holder’s registered address.

All notices of redemption shall be prepared by the Company and shall state:

(a)    the Redemption Date,

(b)    the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.06, if any,

(c)    if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(d)    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e)    whether the Redemption Price will be paid in cash or in shares of the Company’s Common Stock,

(f)    that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.06) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(g)    the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(h)    the name and address of the Paying Agent,

(i)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(j)    the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(k)    the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 11.05 DEPOSIT OF REDEMPTION PRICE.

If the Company elects to pay the Redemption Price in cash, then prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

If the Company elects to pay the Redemption Price in shares of the Company’s Common Stock, then the Board of Directors of the Company shall engage a nationally recognized investment banking firm, which shall provide a valuation of the Company’s Common Stock to be used as the “Fair Market Value” for the purposes of determining the number of shares of the Company’s Common Stock in satisfaction of the Redemption Price.

If the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds (if the Company elects to pay the Redemption Price in cash) in full satisfaction of the applicable Redemption Price, together with accrued interest thereon to the date of redemption, pursuant to this Indenture.

If the Company elects to pay the Redemption Price in shares of the Company’s Common Stock, then the Company shall direct the Trustee by Company Order to make a notation on such Global Note or an adjustment on the Trustee’s books and records as to the reduction in the principal amount represented thereby, and the Company shall take all actions as may be necessary or appropriate to effectuate the issuance of shares of the Company’s Common Stock to the Holders. For the avoidance of doubt, in no event shall the Trustee, in its capacity as Paying Agent, be required to hold shares of the Company’s Common Stock in trust in connection with a redemption of the Notes.

Section 11.06 NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, and such Notes shall be cancelled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes or one or more Predecessor Notes registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 11.07 SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (and the Company shall notify the Trustee of any such listing), or (b) if the Notes are not listed on a national securities exchange, (i) on a pro rata basis to the extent practicable or (ii) by lot or such other similar method in accordance with the procedures of the Depository (to the extent the Notes are Global Notes).

Section 11.08 NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part (pursuant to the provision of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.01 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 12.

SUBORDINATION

Section 12.01 AGREEMENT TO SUBORDINATE.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Note likewise covenants and agrees by its acceptance thereof, that the obligation of the Company to make any payment on account of the principal and interest on each and all of the Notes shall be subordinate and junior in right of payment to the Company’s Obligations to the holders of Senior Indebtedness to the extent provided herein, and that in the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all Obligations to holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal or interest on the Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Notes, together with the holders of any Obligations of the Company Ranking on a Parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal and interest on the Notes before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Obligations of the Company Ranking Junior to the Notes. In addition, subject to the provisions of Section 12.03, in the event of any such proceeding, if any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be received by the Trustee or any Holder of the Notes before all Senior Indebtedness is paid in full and if such Holder or the Trustee, as the case may be, receiving such payment is aware at the time of receipt that all Senior Indebtedness has not been paid in full, then such payment or distribution shall, if received by any Holder, be held in trust for the benefit of the holders of Senior Indebtedness or, if received by the Trustee, shall be held by it and delivered forthwith to the trustee in bankruptcy, receiver, assignee, agent or other Person making payment or distribution of the assets of the Company, and, in each case, shall be applied to the payment of all Senior Indebtedness remaining unpaid, until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. For purposes of this paragraph only, the words, “cash, property or Notes” shall not be deemed to include shares of Common Stock of the Company, or Notes of the Company or any other company provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 12. For the avoidance of doubt, the foregoing provisions relating to the preference of the Senior Indebtedness shall not be affected by the conversion of the Notes into shares of Common Stock of the Company.

The subordination provisions of the foregoing paragraph shall not be applicable to amounts at the time due and owing on the Notes on account of the unpaid principal or interest on the Notes for the payment of which funds have been deposited in trust with the Trustee or have been set aside by the Company in trust in accordance with the provisions of this Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security the creation of which is not prohibited by the provisions of this Indenture.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no cash payments shall be made by the Company with respect to the principal or interest on the Notes. The provisions of this paragraph shall not apply to any payment with respect to which the first paragraph of this Section 12.01 would be applicable.

The securing of any Obligations of the Company Ranking on a Parity with the Notes or Ranking Junior to the Notes shall not be deemed to prevent such Obligations from constituting Obligations of the Company Ranking on a Parity with the Notes or Ranking Junior to the Notes.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 12.01.

Section 12.02 OBLIGATION OF THE COMPANY UNCONDITIONAL.

Nothing contained in this Article 12 or elsewhere in this Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the Holders of the Notes the principal and interest on the Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes and this Indenture, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company (other than shares of the Company’s Common Stock issued upon conversion of the Notes as contemplated herein) received upon the exercise of any such remedy.

Section 12.03 NOTICE TO TRUSTEE OF FACTS PROHIBITING PAYMENT.

The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of the Trustee of any fact known to the Company which would prohibit the making of any cash payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.03 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such five Business Day period.

Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.04 APPLICATION BY TRUSTEE OF MONEYS DEPOSITED WITH IT.

Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee or any other Agent (whether or not in trust) for any payment of the principal or interest on any Notes shall, except as provided in Section 12.03, be subject to the provisions of Section 12.01.

Section 12.05 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the principal and interest on the Notes shall be paid in full. For purposes of such subrogation, none of the payments or distributions to the holders of the Senior Indebtedness to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 12, or of payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior

Indebtedness; it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 12.06 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

Section 12.07 AUTHORIZATION OF TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

Each Holder of a Note, by its acceptance thereof, authorizes and expressly directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee its attorney-in-fact for any and all such purposes.

If, in the event of any proceeding or other action relating to the Company referred to in the first sentence of Section 12.01, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Holders of the Notes prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness shall have the right to file and are hereby authorized to file appropriate claim for and on behalf of the Holders of the Notes; provided, that no such filing by any holders of Senior Indebtedness shall preclude the Trustee from filing such a proof of claim on behalf of the Holders of Notes.

Section 12.08 [Reserved]

Section 12.09 RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article 12 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article shall subordinate to Senior Indebtedness the claims of, or any payments to, the Trustee under Section 6.07.

Section 12.10 NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default or an Event of Default.

Section 12.11 ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the content otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.12 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.13 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

Section 12.14 PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Article 12 or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the case of any insolvency, receivership, conservatorship, reorganization, readjustment or debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company referred to in Section 12.01 or as provided in the third paragraph of Section 12.01, and except as required by any regulatory enforcement action of any governmental body relating to the Company, from making payments at any time of principal or interest on the Notes.

Section 12.15 THIRD PARTY BENEFICIARIES.

The subordination provisions in this Article 12 are for the benefit of the holders of the Senior Indebtedness, and the holders of the Senior Indebtedness shall be deemed to be third party beneficiaries of the provisions in this Article 12. There shall be no amendments, supplements, waivers, consents or other modifications of any provisions in this Article 12 without the prior written consent of Regions Bank, as agent for the lenders under the ABL Facility, and Wilmington Trust, National Association, as agent for the lenders under the Term Loan Facility.

ARTICLE 13.

[RESERVED]

ARTICLE 14.

CONVERSION

Section 14.01 MANDATORY CONVERSION.

Upon the earliest to occur of (i) the consummation of a Marketed Public Offering, (ii) a Change of Control and (iii) the Maturity Date (or such earlier date as the Company shall elect to redeem the Notes for the Company’s Common Stock pursuant to Section 11.01 of this Indenture) (the earliest such date, the “Conversion Date”), the Notes shall mandatorily convert at a conversion rate (the “Conversion Rate”) into a number of shares equal to: (X) the aggregate principal amount of the Notes Outstanding (including, for the avoidance of doubt, any Outstanding PIK Notes issued as a result of the payment of PIK Interest) divided by (Y) (1) the Fair Market Value of a share of the Company’s Common Stock at such time multiplied by (2) 85%.

Section 14.02 [RESERVED].

Section 14.03 CONVERSION PROCEDURES.

(a)    Notice of conversion (the “Conversion Notice”) shall be given by the Company in the manner provided for in Section 1.06 at least 10 but not more than 60 days prior to the Conversion Date, to each Holder to be converted at such Holder’s registered address.

All notices of conversion shall be prepared by the Company and shall state:

(i)    the Conversion Date,

(ii)    the aggregate principal amount of the Notes Outstanding and the amount of accrued interest to the Conversion Date, if any,

(iii)    that on the Conversion Date, all Notes Outstanding will convert into shares of the Company’s Common Stock, and, unless the Company defaults in such conversion, that interest on Notes called for conversion will cease to accrue on and after said date,

(iv)    the place or places where such Notes are to be surrendered for conversion,

(v)    the name and address of the Paying Agent, if any,

(vi)    that Notes called for conversion must be surrendered to the Paying Agent to receive the shares of the Company’s Common Stock,

(vii)    whether any such conversion or notice of any conversion is, at the Company’s discretion, subject to one or more conditions precedent, including, but not limited to, completion of a Marketed Public Offering, Change of Control or redemption at the Maturity Date. If such conversion or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the conversion date may be delayed until such time as any or all such conditions shall be satisfied, or such conversion may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the conversion date, or by the conversion date as so delayed. Notice of any conversion in respect of a Marketed Public Offering may be given prior to the completion thereof; and

(viii)    the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee will give the notice of conversion in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three Business Days prior to the date notice is required to be given to Holders, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(ix)    On and after the Conversion Date, the conversion of all Holders’ Notes, as set forth in the Conversion Notice, shall become irrevocable.

(x)    Notes shall be deemed to have been converted immediately upon the opening of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders will cease, and the Person or Persons entitled to receive the shares of Common Stock payable and issuable upon conversion will be treated for all purposes as the payee or payees of such payment and the record holder or holders of such Common Stock at such time.

(b)    Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(i)    delivering to the Conversion Agent, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, if any, together with certificates representing the number of shares of Common Stock, payable and issuable upon the conversion; or

(ii)    delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, if any, together with such number of shares of Common Stock payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of fractional shares, if any, as provided in Section 14.03(d) below (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if the Company determines that delivery is required in certificated shares either because (i) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (ii) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur within 5 Business Days.

(c)    No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Conversion Rate. The amount of the cash adjustment payable in lieu of issuing such fractional share shall be equal to such fractional share otherwise issuable multiplied by the Fair Market Value of one share of Common Stock.

(d)    Upon conversion, a Holder shall not receive any payment of an installment of interest for accrued and unpaid interest except as set forth below. The Settlement shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If Notes are converted after a Regular Record Date for the payment of an installment of interest, notwithstanding such prior Regular Record Date, such interest shall be included in the calculation of the shares of the Company’s Common Stock to be issued on the Conversion Date.

(e)    [Reserved.]

(f)    Upon the conversion of an interest in a Global Note, the Trustee, or the Notes Custodian at the direction of the Trustee, shall make a notation on such Global Note or an adjustment on the Trustee’s books and records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

Section 14.04 NO RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

The Company is responsible for all calculations under the Indenture and the Notes, including the determination of Conversion Rate, and the Fair Market Value of the Common Stock, provided, however, that the Board of Directors of the Company shall engage a nationally recognized investment banking firm, which shall provide a valuation of the Company’s Common Stock to be used as the Fair Market Value for the purposes of calculating the Conversion Rate other than in the case of a conversion upon a Marketed Public Offering or a Change of Control, as described above. The Company shall make all such calculations in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent, as required hereunder, and, the Trustee and the Conversion Agent shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

The Trustee shall not be under any responsibility to perform any calculations under the Indenture. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provision of this Article 14. The Conversion Agent shall have the same protection under this Section 14.04 as the Trustee.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FORBES ENERGY SERVICES LTD.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

1

FORBES ENERGY SERVICES LTD.

5.00% Subordinated Convertible PIK Notes due 2020

No.	[Initially][1] $[ ]

CUSIP No.

FORBES ENERGY SERVICES LTD., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 [of $[]]4, in accordance with the rules and procedures of the Depositary, on                ,                , and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.00% per year from                ,                , or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until                . Interest is payable semi-annually in arrears on each                and                , commencing on                , to Holders of record at the close of business on the preceding                and                (whether or not such day is a Business Day), respectively. For any interest period, the Company will pay interest on the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes (“PIK Interest”).

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a global note.
[4]	Include if a physical note.

2

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions pursuant to which this Note shall be mandatorily converted into shares of Common Stock of the Company on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

FORBES ENERGY SERVICES LTD.

By:
Name:
Title:

4

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

5

[FORM OF REVERSE OF NOTE]

FORBES ENERGY SERVICES LTD.

5.00% Subordinated Convertible PIK Notes due 2020

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Subordinated Convertible PIK Notes due 2020 (the “Notes”), issued under and pursuant to an Indenture dated as of [●], 2019 (the “Indenture”), between the Company and WILMINGTON TRUST, NATIONAL ASSOCIATION (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, protections, indemnities and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional PIK Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, as prescribed in the Indenture. For any interest period, the Company will pay interest on the Notes by increasing the principal amount of the Outstanding Notes or by issuing PIK Notes (“PIK Interest”).

At all times, PIK Interest on the Notes shall be payable: (i) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depository (or any successor depository) or its nominee on the relevant Record Date, by increasing the principal amount of the Outstanding Global Notes, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (“PIK Payment”) at the written request of the Company to increase the principal amount of the Outstanding Global Note and (ii) with respect to certificated Notes, if any, by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of the PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of a Company Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders.

Following an increase in the principal amount of the Outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the interest payment date in respect of which such PIK Payment was made. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the same Maturity Date as the Notes issued on the Issue Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

6

The Notes are initially issuable in registered form without coupons in minimum denominations of $100 principal amount and integral multiples in excess thereof; provided that PIK Notes may be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

8

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

FORBES ENERGY SERVICES LTD.

5.00% Subordinated Convertible PIK Notes due 2020

The initial principal amount of this Global Note is                 DOLLARS ($                ). The following increases or decreases in this Global Note have been made:

Date of issuance	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note.

9

SCHEDULE B

SCHEDULE OF PIK PAYMENTS

FORBES ENERGY SERVICES LTD.

5.00% Subordinated Convertible PIK Notes due 2020

The initial principal amount of this Global Note is                 DOLLARS ($                ). The following increases or decreases in this Global Note have been made:

Date of PIK Payment	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

10

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert name and social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                 attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

11